SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) July 14, 2004

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Form 8-K

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99	Release, dated July 14, 2004, issued by Entergy Corporation

Item 9. Regulation FD Disclosure;                         Item 12. Results of Operations and Financial Condition

Entergy Corporation

The information in this Current Report on Form 8-K, including the exhibit, is being furnished, not filed, under Items 9 and 12.

On July 14, 2004, Entergy Corporation issued a release to certain investors, which is attached as an exhibit hereto and incorporated herein by reference.

This release contains the non-GAAP financial measure operational earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, Entergy is providing a quantitative reconciliation within this release to compare the non-GAAP financial measure, "operational earnings per share," to the most directly comparable GAAP financial measure, "as-reported earnings per share."

Operational earnings per share, which is presented on a consolidated basis, is not calculated in accordance with GAAP because it excludes the impact of "special items." Special items reflect the impact on earnings of events that are less routine, are related to prior periods, or are related to discontinued businesses. Management believes operational earnings per share provides useful information to investors for the purpose of evaluating the company's ongoing business results and comparing the company's financial performance to the performance of industry peers. Entergy management frequently uses this non-GAAP financial measure in its own decision-making, as well as to analyze historical performance, to project future performance and to compare performance to that of its industry peers.

The use of operational earnings per share in the release contains the material limitation of failing to consider a significant non-operational item that impacted earnings as calculated in accordance with GAAP, and therefore does not give a complete picture of the quarterly results of the business. Management compensates for this limitation by presenting its results of operation and financial condition using both the GAAP and non-GAAP measures. Investors and other readers should consider the non-GAAP measure of operational earnings per share in addition to, and not as a substitute for, or superior to, as reported earnings per share, as prepared in accordance with GAAP.

                                                                                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: July 14, 2004